Exhibit (g)(1)(xxviii)

AMENDMENT NO. 27

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

Amendment No. 27, dated as of April 30, 2015 (“Amendment No. 27”), to the Amended and Restated Global Custody Agreement, dated as of February 1, 2002, as amended (“Agreement”), by and between EQ Advisors Trust (“Trust”), on behalf of each of the portfolios designated on Schedule C, and JPMorgan Chase Bank, N.A. (“Bank”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

The Trust and Bank hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. The AXA/AB Dynamic Growth Portfolio, AXA/DoubleLine Opportunistic Core Plus Bond Portfolio, AXA/Goldman Sachs Strategic Allocation Portfolio and AXA/Invesco Strategic Allocation Portfolio are hereby in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Name Changes. Effective as of January 20, 2015 the name of the EQ/Natural Resources PLUS Portfolio is changed to AXA Natural Resources Portfolio. Effective May 1, 2015, the names of EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio, EQ/AllianceBernstein Small Cap Growth Portfolio and EQ/AllianceBernstein Short Duration Government Bond Portfolio are changed to AXA/AB Dynamic Moderate Growth Portfolio, AXA/AB Small Cap Growth Portfolio and AXA/AB Short Duration Government Bond Portfolio, respectively.

3.	Schedule C. Schedule C to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement, is hereby replaced in its entirety by Schedule C attached hereto.

4.	Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 27 as of the date first above set forth.

EQ ADVISORS TRUST		JPMORGAN CHASE BANK, N.A.

By:	/s/ Brian Walsh	By:	/s/ Brian Eckert
Name:	Brian Walsh	Name:	Brian Eckert
Title:	Chief Financial Officer and Treasurer	Title:	Executive director
		Date:	4/16/2015

SCHEDULE C

AMENDMENT NO. 27

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

All Asset Aggressive – Alt 25 Portfolio

All Asset Aggressive – Alt 50 Portfolio

All Asset Aggressive – Alt 75 Portfolio

All Asset Growth – Alt 20 Portfolio

All Asset Moderate Growth – Alt 15 Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Global Equity Managed Volatility Portfolio

AXA Growth Strategy Portfolio

AXA International Core Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Natural Resources Portfolio

AXA SmartBeta Equity Portfolio

AXA Ultra Conservative Strategy Portfolio

AXA/AB Dynamic Moderate Growth Portfolio

AXA/AB Short Duration Government Bond Portfolio

AXA/AB Small Cap Growth Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Franklin Templeton Allocation Managed Volatility Portfolio

AXA/Horizon Small Cap Value Portfolio

AXA/Loomis Sayles Growth Portfolio

AXA/Lord Abbett Micro Cap Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Mutual Large Cap Equity Managed Volatility Portfolio

AXA/Pacific Global Small Cap Value Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Boston Advisors Equity Income Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio

EQ/Convertible Securities Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Energy ETF Portfolio

EQ/Equity 500 Index Portfolio

EQ/GAMCO Mergers and Acquisitions Portfolio

EQ/GAMCO Small Company Value Portfolio

EQ/Global Bond PLUS Portfolio

EQ/High Yield Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/International ETF Portfolio

EQ/Invesco Comstock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Low Volatility Global ETF Portfolio

EQ/MFS International Growth Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Mid Cap Growth Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/UBS Growth and Income Portfolio

EQ/Wells Fargo Omega Growth Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio

AXA/AB Dynamic Growth Portfolio

AXA/DoubleLine Opportunistic Core Plus Bond Portfolio

AXA/Goldman Sachs Strategic Allocation Portfolio

AXA/Invesco Strategic Allocation Portfolio